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                  SUBSIDIARIES OF CROWLEY MARITIME CORPORATION
                                  (EXHIBIT 21)

ALASKA SUBSIDIARY
Crowley Alaska, Inc.

BERMUDA SUBSIDIARY
Beacon Insurance Company Ltd.

BRAZIL SUBSIDIARIES
Crowley Logistics do Brasil
Crowley Marine Services do Brasil, LTDA
Delta Brazil

CALIFORNIA SUBSIDIARIES
8th Avenue Terminal
Crowley Launch & Tugboat Co.
Marine Response Alliance LLC
Red Stack Tug Co., Inc.

CAYMAN ISLANDS SUBSIDIARY
Crowley Caribbean, Ltd.

COLOMBIAN SUBSIDIARY
Coordinadora del Caribe Transmodal, S.A.

COSTA RICA SUBSIDIARY
Terminales y Maintenimento, S.A.

DELAWARE SUBSIDIARIES
American Marine Transport, Inc.
Blue Coast Bareboat Company LLC
Crowley Energy Support Services, Inc.
Crowley Heerema Marine Services LLC
Crowley Liner Services, Inc.
Crowley Logistics, Inc.
Crowley Marine Services, Inc.
Crowley Petroleum Transportation, Inc.
Frances & Julius Transferee Corporation
Frances ODS Corporation
Frances Owner Corporation
Intrepid Bareboat Corporation
Intrepid Personnel & Provisioning, Inc.
Intrepid Ship Management, Inc.
Julius ODS Corporation
Julius Owner Corporation
Marine Alaska, Inc.
Marine Barge Company LLC
Marine Car Carriers, Inc.
Marine Chemical Carriers Company LLC
Marine Chemical Navigation Company LLC
Marine Chemical Steamship Company, Inc.
Marine Chemical Trading, Inc.
Marine Columbia LLC
Marine Navigation Company, Inc.
Marine Navigation Sulphur Carriers, Inc.
Marine Personnel & Provisioning Company LLC
Marine Purchasing Corporation
Marine Sulphur Shipping Company LLC
Marine Transport Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
Mormac Marine Enterprises, Inc.
Mormac Marine Transport II, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Patriot Transport, Inc.
Rover Transport, Inc.
Stolt Marine Tankers LLC
  (75% owned by Marine Transport Corporation)
Stolt Marine Tankers (Marine Chemist)
Vessel Management Services, Inc.

EL SALVADOR SUBSIDIARY
Crowley Logistics El Salvador, S.A. de C.V.

GUATEMALA SUBSIDIARY
Crowley Logistics de Guatemala, S.A.

LIBERIAN SUBSIDIARIES
Oswego Chemical Carriers Corporation
Oswego Corporation
World Transportation Company

LOUISIANA SUBSIDIARY
Crowley Towing & Transportation Co.

MALAYSIA SUBSIDIARY
Crowley Maritime (West Malaysia) SDN.BHD.

MEXICO SUBSIDIARY
Crowley Logistics de Mexico S. de R.L. de C.V.

NEVADA SUBSIDIARY
Clean Pacific Alliance LLC

NEW YORK SUBSIDIARY
Courier Transport, Inc.

PANAMA SUBSIDIARIES
Brinkerhoff Maritime Drilling S.A.
Crowley International Services, S.A.
Trailmovil, S.A.

PUERTO RICO SUBSIDIARIES
Crowley Liner Services Puerto Rico, Inc.
Trailer Marine Transportation, Inc.

VENEZUELA SUBSIDIARIES
Crowley Logistics de Venezuela, S.A.
Crowley Marine Services de Venezuela, S.A.